EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 1350
In connection with the Quarterly Report of GeoGlobal Resources Inc. (the Company) on Form 10-QSB for the quarter ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Allan J. Kent, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Allan J. Kent Allan J. Kent
Executive Vice President and Chief Financial Officer
May 11, 2006